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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                 ---------------


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE


                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)           JUNE 23, 1998
                                                 ------------------------------



                                   ONCOR, INC.
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               (Exact name of registrant as specified in charter)


          MARYLAND                  0-16177               52-1310084
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(State or other jurisdiction      (Commission            (IRS Employer
     of incorporation)            File Number)         Identification No.)



  209 PERRY PARKWAY, GAITHERSBURG, MARYLAND                  20877
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(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code          (301) 963-3500
                                                    ---------------------------

                                      N.A.
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         (Former name or former address, if changed since last report.)


Item 5.     Other Events

            See attached press release.


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                                   SIGNATURES



           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Oncor, Inc.
                                  (Registrant)



                                  By:    /s/ John L. Coker
                                         -------------------------------
                                  Name:     John L. Coker
                                  Title: Chief Financial Officer


Dated: July 7, 1998

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                                  PRESS RELEASE

    FOR FURTHER INFORMATION CONTACT:                                ONCOR, INC.
    Jose Coronas, Chairman and Acting CEO                     209 Perry Parkway
    Cecil Kost, President & COO                          Gaithersburg, MD 20877
                                                                 (301) 963-3500
    John Coker, Chief Financial Officer                       Fax (301)926-6129
                                                           E-mail: ir@oncor.com

FOR IMMEDIATE RELEASE

ONCOR TO OBTAIN $4 MILLION IN CASH THROUGH DIVISION SALE, EXPANDED CREDIT LINE

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Gaithersburg, Maryland -- June 23, 1998 . . . Oncor, Inc. (AMEX: ONC) announced today that it has reached agreement to sell its Research Products Division while obtaining credit support from directors and a shareholder of the Company. These agreements will improve Oncor's cash position by $4 million.

The most significant of the agreements relates to the sale of Oncor's Research Products Division to Intergen Company for an aggregate consideration of $3.2 million. The agreement calls for Oncor to receive $3.0 million in cash at closing and the remainder as scheduled payments over the next two years. The Division had sales to non-affiliates of approximately $3.0 million in 1997. All of the employees of the Division are being offered employment by Intergen. The transaction is expected to close on June 29, following a ten-day statutory waiting period, and is subject to the satisfaction of certain closing conditions by the Company. The Company will record a gain on the sale of the Division of approximately $1.8 million upon the closing of the transaction.

Additionally, the Company completed two cash infusions totaling $1.0 million made possible by certain directors and a major shareholder of the Company. The directors and shareholder provided credit support expanding the Company's existing bank line of credit.

The Company estimates that these transactions will provide it with the funds necessary to support its operations at least through the end of the third quarter of this year and to satisfy certain of its debt obligations.

Cecil Kost, Oncor's President and Chief Operating Officer, said, "The $4.0 million of funding provides an important aspect of the Company's financing program and the working capital to accelerate commercialization of our INFORM(TM) HER-2/neu breast cancer test." Kost continued, "The sale of the Research Products Division is another step in our program to re-invent Oncor and reduce its cash requirements. We believe that today Oncor is a significantly better focused company with a franchise position in the oncology predictive diagnostics field."
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The Oncor INFORM(TM) HER-2/neu test -- the first gene-based test approved by the
U.S. Food and Drug Administration (FDA) for prediction of breast cancer recurrence -- received approval December 30, 1997. The test can be performed on existing tissue samples without requiring additional examination or surgery for the patient. According to the American Cancer Society, breast cancer is the most common form of cancer among American women. Each year 180,000 cases are initially detected and 40,000 cases of recurrence -- usually in a more aggressive, fast-spreading form -- are found. To date, more than 30 major medical centers and commercial laboratories have begun or agreed to begin performing the INFORM(TM) HER-2/neu breast cancer test.

Oncor, Inc. (http://www.oncor.com) develops, manufactures and markets gene-based test systems and related products for use in the detection and management of cancer and other human disease.

This press release contains statements of a forward-looking nature regarding future events. These statements are only predictions and actual events may differ materially. Please refer to documents that Oncor files from time to time with the Securities and Exchange Commission for a discussion of certain factors that could cause actual results to differ materially from those contained in the forward-looking statements. There can be no assurance that the conditions which must be satisfied before the closing of the sale of the Research Products Business can be consummated will in fact be satisfied or waived by Intergen Company.

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